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                                                                     Exhibit 4.3
                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         AMENDMENT No. 2 dated as of January 21, 1999 to the RIGHTS AGREEMENT dated as of October 10, 1996, as amended (the "Rights Agreement"), between TIME WARNER INC., a Delaware corporation formerly named TW Inc. (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES L.L.C., as Rights Agent (the "Rights Agent").

         The Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as follows by this Amendment No. 2 thereto (the "Amendment"):

         1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Rights Agreement.

         2. Amendment to Section 1. The following definitions included in
Section 1 of the Rights Agreement are hereby amended to read in their entirety as follows:

             "Acquiring Person" shall after the date hereof mean, as of any time, any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time, other than (a) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, or (b) any Person who or which, alone or together with one or more of its Affiliates or Associates, becomes or became the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time pursuant to a Qualifying Offer. Notwithstanding the foregoing, the term "Acquiring Person" shall not include any Person who or which as of any time becomes the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time (i) solely as the result of a change in the number of Common Shares outstanding since the most recent preceding date on which such Person acquired Beneficial Ownership of any Common Shares or (ii) solely as the result of the acquisition by such Person or one or more of its Affiliates



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or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause either the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in Section 11(a) to occur and such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of the Company which were inaccurate or out-of-date or (iii) solely as the result of the acquisition of beneficial ownership of any Common Shares by any of such Person's Affiliates or Associates who or which are not Controlled Related Parties of such Person or (iv) solely as the result of any transaction or event pursuant to which any Person who or which beneficially owns any Common Shares and was not previously an Affiliate or Associate of such Person becomes an Affiliate or Associate of such Person or (v) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in Section 11(a) to occur and such good faith belief was based on the good faith reliance on inaccurate or out-of-date information concerning the number of Common Shares beneficially owned by any Affiliates or Associates of such Person who or which are not Controlled Related Parties of such Person; provided, however, that in the case of any of clauses
(i) through (v), the percentage of the Common Shares outstanding represented by the number of Common Shares beneficially owned by such Person is reduced to 15% or less within the applicable cure period. For purposes of the immediately preceding sentence, the "applicable cure period" shall be the period commencing on (and including) the date that such Person becomes aware that the number of Common Shares beneficially owned by such Person exceeds 15% of the Common Shares outstanding (except that if such Person has separately agreed in writing with the Company to notify the Company once such Person becomes aware of such fact, the cure period shall commence on (and include) the date of receipt by such Person of written notice from the Company that the number of Common Shares beneficially owned by such Person exceeds, as of the date such notice is given, 15% of the Common Shares outstanding as of such date) and ending upon the Close of


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Business on (i) the fifth Business Day after such date in the case of any Person described in clause (i) or (ii) of the immediately preceding sentence or (ii) the tenth Business Day after such date in the case of any Person described in clause (iii), (iv) or (v) of the immediately preceding sentence; provided, however, that if such reduction would require the disposition by such Person or any of its Affiliates or Associates of any Common Shares and such Person notifies the Company in writing that, in such Person's good faith belief, such disposition within such period could not reasonably be accomplished without violation of applicable law or could reasonably be accomplished only for consideration or on terms materially disadvantageous as compared to the consideration or terms on which such disposition could be accomplished during some longer period of time, then such period shall be extended for such time as the Board of Directors of the Company shall reasonably deem to be required in order to prevent such violation of applicable law or shall reasonably deem to be sufficient to minimize such disadvantageous effect (as the case may be), subject to the condition that such Person shall during the cure period, as extended (or until such earlier time at which such Person, together with its Affiliates and Associates, otherwise ceases to beneficially own more than 15% of the outstanding Common Shares), diligently and in good faith proceed to effect the required disposition as expeditiously as reasonably practicable and comply with any arrangements regarding the voting of a number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, equal to the number so required to be disposed of pending completion of such disposition as the Board of Directors of the Company shall request (including arrangements not to vote such number of Common Shares or only to vote such number of Common
Shares in a manner approved by the Board of Directors of the Company). For purposes of this definition, the determination of whether any Person (other than a director of the Company, in his or her capacity as a director of the Company) acted in "good faith" shall be conclusively determined in good faith by the Board of Directors of the Company."


                  "A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "Beneficial Ownership" of, any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and


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         Regulations under the Exchange Act, as in effect on the date of this
         Rights Agreement;

                  (ii) which such Person or any of such Person's Affiliates or Associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause (A) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (B) to be the Beneficial Owner of, or to beneficially own, any security if (1) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting or disposing of any Common Shares, any other securities of the Company generally entitled to vote together with the Common Shares or any rights, warrants, options or other securities exercisable or exchangeable for, or convertible into, Common Shares or other securities of the Company generally entitled to vote together with the Common Shares.

                  A Person shall also be deemed to be the "Beneficial Owner" of, and to "beneficially own", and to have "Beneficial Ownership" of, Common Shares of the Company if such Person is the Beneficial Owner of, or beneficially owns, or has Beneficial


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Ownership of (as the case may be), any other securities of the Company (whether or not convertible into or exchangeable for Common Shares) generally entitled to vote together with the Common Shares. If the preceding sentence is applicable in any case, such Person shall be deemed by virtue of Beneficial Ownership of such other securities to be the "Beneficial Owner" of, and to "beneficially own", and to have "Beneficial Ownership" of, that number of Common Shares of the Company equal to the greater of (x) the number of votes entitled to be cast in respect of such other securities upon any matter being voted upon by the holders of Common Shares and the holders of such other securities, voting together as a single class, and (y) if applicable, the number of Common Shares of the Company issuable upon conversion in full into, or exchange in full for, Common Shares of the Company of such other securities.

                  In the event any Common Shares are subject to a voting trust approved by the Board of Directors of the Company, then (x) the trustee or trustees under such voting trust shall be deemed not to be the "Beneficial Owner" of any such Common Shares and (y) each beneficiary of such voting trust shall be deemed to be the "Beneficial Owner" of all such Common Shares.

Notwithstanding the foregoing, (a) no Person ordinarily engaged in business as an underwriter of securities shall be deemed to be the "Beneficial Owner" of, to "beneficially own", or to have any "Beneficial Ownership" of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company; and (b) no Person shall be deemed to be the "Beneficial Owner" of, to "beneficially own", or to have any "Beneficial Ownership" of, any securities by reason of such Person or any of such Person's Affiliates or Associates having the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to a right of first refusal, right of first offer or similar agreement, arrangement or understanding (written or oral) granted by another Person (the "subject Person") (I) that does not provide any direct or indirect limitations or restrictions on the ability of the subject Person to exercise (or refrain from exercising) any voting rights associated with such securities or contain any other agreement, arrangement or understanding with respect to such voting rights, (II) that does not contain any incentive for the subject Person to support or oppose any particular Business Combination or otherwise to exercise (or refrain from exercising) any voting rights associated with such securities in a manner advantageous to such Person or any of such Person's Affiliates or Associates and


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(III) prior written notice of which shall have been given to the Company."

         3. Amendment to Section 24. Section 24 of the Rights Agreement is hereby amended to read in its entirety as follows:

            "SECTION 24. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors of the Company, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights."

         4. Amendment to Section 26. Section 26 of the Rights Agreement is hereby amended to read in its entirety as follows:

            "SECTION 26. Supplements and Amendments. At any time prior to the Distribution Date and subject to the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any


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provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed pursuant to Section 24 or any provision of the Certificate of Designation) without the approval of any holder of the Rights. From and after the Distribution Date and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (ii) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. Any supplement or amendment to this Rights Agreement duly approved by the Company that does not amend Sections 19, 20, 21 or 22 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made which (a) reduces the Redemption Price (except as required by Section 12(a)) or (b) provides for an earlier Expiration Date."

         5. Effect on Rights Agreement. Except as expressly modified by this Amendment, the Rights Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the state of Delaware applicable to contracts to be made and performed entirely within such state.

         7. Descriptive Headings. Descriptive headings used in this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

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         8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed as of the day and year first above written.

                                      TIME WARNER INC.



                                      By /s/Thomas W. McEnerney
                                         -------------------------------------
                                          Name:  Thomas W. McEnerney
                                          Title: Vice President


                                      CHASEMELLON SHAREHOLDER
                                      SERVICES L.L.C., as Rights
                                      Agent


                                      By /s/Gary D'Alessandro
                                         -------------------------------------
                                         Name:  Gary D'Alessandro
                                         Title: Vice President



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